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                                  EXHIBIT 23.1

                   Consent of Independent Public Accountants

To the Stockholders and Board of Directors of The ServiceMaster Company:

   As independent public accountants, we hereby consent to the incorporation of our report dated January 24, 2000, incorporated by reference in The ServiceMaster Company's Annual Report on Form 10-K for the year ended December 31, 1999, into The ServiceMaster Company's Registration Statement on Form S-4, File No. 333-75069.

                                          /s/ Arthur Andersen LLP
                                          ARTHUR ANDERSEN LLP

Chicago, Illinois
June 9, 2000